UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2009
TOLL BROTHERS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-09186	23-2416878
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
250 GIBRALTAR ROAD, HORSHAM PA 19044
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 11, 2009, the Board of Directors of Toll Brothers, Inc. (the “Company”) met and approved the execution of a standard form of indemnification agreement with the Company’s directors and named executive officers. Following the Board of Directors meeting, the Company entered into the indemnification agreements with each of its current directors and named executive officers (each, an “Indemnitee”). The Company’s current directors are Bruce E. Toll, Robert S. Blank, Edward G. Boehne, Richard J. Braemer, Roger S. Hillas, Carl B. Marbach, Stephen A. Novick and Paul E. Shapiro, and the Company’s current named executive officers are Robert I. Toll, Zvi Barzilay and Joel H. Rassman (each of whom is also a director). The summary description below of the form of indemnification agreement is qualified in its entirety by reference to the form of agreement that is filed as Exhibit 10.1 to this report and incorporated herein by reference.
The indemnification agreement provides for indemnification, consistent with the terms of the indemnification agreement, to the fullest extent permitted by Delaware law for expenses, attorneys’ fees, judgments and certain other amounts an Indemnitee may be required to pay with respect to claims asserted against him by reason of his position as a director or officer of the Company. The indemnification agreement also requires the Company to make advancement of certain amounts associated with such claims, subject to reimbursement if the Indemnitee is ultimately determined to not be entitled to indemnification under applicable law. The Company is also required to indemnify, and advance expenses to, an Indemnitee in connection with non-frivolous suits brought by an Indemnitee against the Company to enforce his rights under the indemnification agreement or against an insurance carrier to enforce coverage under certain insurance policies obtained for the benefit of the Company’s officers and directors.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.
     The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit
No.	Item
10.1	Form of Indemnification Agreement between the Registrant and the members of its Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC		Dated: March 17, 2009

By:	Joseph R. Sicree

Senior Vice President,
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Item
10.1	Form of Indemnification Agreement between the Registrant and the members of its Board of Directors.

*	Filed electronically herewith.